UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2013

DIAL GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

220 W. 42nd Street
New York, NY, 10036
(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 967-2888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on December 14, 2012, Dial Global, Inc. (the “Company”) entered into (i) a Second Limited Waiver to Credit Agreement with the administrative agent and certain lenders (the “First Lien Lenders”) under its First Lien Credit Facility and (ii) a Third Amendment and Limited Waiver to Second Lien Credit Agreement with the administrative agent and certain lenders (the “Second Lien Lenders”) under its Second Lien Term Loan Facility (collectively with the First Lien Credit Facility, the “Credit Facilities”), pursuant to which such lenders agreed, among other things, to extend the waiver period with respect to certain events of noncompliance under the Credit Facilities to January 15, 2013.

On January 15, 2013, the Company entered into a Third Limited Waiver to Credit Agreement (the “First Lien Waiver”) with the administrative agent and certain of its lenders under its First Lien Credit Facility and a Fourth Amendment and Limited Waiver to Second Lien Credit Agreement (the “Second Lien Waiver” and together with the First Lien Waiver, the “Waivers”) with the administrative agent and certain of its lenders under its Second Lien Term Loan Facility pursuant to which the lenders party thereto agreed to amend certain provisions of the Credit Facilities and extend their respective waiver periods with respect to certain events of noncompliance under the Credit Facilities to February 28, 2013 or such earlier date on which the Waivers expire pursuant to their terms. In addition, pursuant to the Second Lien Waiver, and subject to the terms and conditions set forth therein, certain of the lenders party thereto agreed to provide the Company with supplemental borrowing capacity of up to $5 million under the Second Lien Term Loan Facility (the “Supplemental Facility”), which Supplemental Facility will mature on February 28, 2013 or such earlier date on which the obligations under the Supplemental Facility are automatically accelerated, including upon the occurrence of an event of default. Also on January 15, 2013, in connection with the Waivers, the Company entered into a Third Amendment to Intercreditor Agreement implementing the provisions of the Waivers and the Supplemental Facility.

The Company is engaged in continuing discussions with its First Lien Lenders and Second Lien Lenders regarding the terms of a restructuring of its obligations under its Credit Facilities. Although the Company believes that the parties have established a framework for a potential restructuring of the Company's obligations under its Credit Facilities, there can be no assurance that the Company and its lenders will be able to reach agreement regarding a restructuring on terms acceptable to the Company and its lenders prior to the termination of the Waivers, or at all.

The foregoing description of the First Lien Waiver and the Second Lien Waiver is qualified in its entirety by reference to the full text of such Waivers, which Waivers are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are being filed herewith:

Exhibit Number	Description
10.1	Third Limited Waiver to Credit Agreement, entered into as of January 15, 2013, by and among Dial Global, Inc. and the lenders party thereto.
10.2	Fourth Amendment and Limited Waiver to Second Lien Credit Agreement, entered into as of January 15, 2013, by and among Dial Global, Inc. and the lenders party thereto.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2013	DIAL GLOBAL, INC. By:/S/ MELISSA GARZA
Name: Melissa Garza Title: General Counsel